Exhibit 99.1
Genpact Reports First Quarter 2025 Results
Net Revenues of $1.215 billion, Up 7.4% (8.3% constant currency)1
Data-Tech-AI Net Revenues of $582 million, Up 11.1% (11.7% constant currency)1
Digital Operations Net Revenues of $633 million, Up 4.2% (5.4% constant currency)1
Diluted EPS of $0.73, Up 14%; Adjusted Diluted EPS2 of $0.84, Up 16%

NEW YORK, May 7, 2025 — Genpact Limited (NYSE: G), a global advanced technology services and solutions company, today announced financial results for the first quarter ended March 31, 2025.

“We entered 2025 with strong momentum. Revenue in the first quarter grew 8% year-over-year with Data-Tech-AI revenue up 12%, on a constant currency basis, driving adjusted EPS growth of 16%. Looking ahead, our deep process and domain expertise remains a key competitive advantage as we partner with clients to optimize costs and accelerate transformation using AI and other advanced technologies,” said Balkrishan “BK” Kalra, Genpact’s President & CEO. “Although the operating environment has changed since the beginning of the year, the strength of our business model and resilience of our strategy remain clear. We believe our continued focus on accelerating innovation, deepening client relationships, and driving results positions us to accelerate growth in the future.”

Key Financial Highlights – First Quarter 2025
•Net revenues were $1.215 billion, up 7.4% year-over-year, and up 8.3% on a constant currency basis.1
•Data-Tech-AI net revenues were $582 million, up 11.1% year-over-year, and up 11.7% on a constant currency basis,1 representing 48% of total revenue.
•Digital Operations net revenues were $633 million, up 4.2% year-over-year, and up 5.4% on a constant currency basis,1 representing 52% of total revenue.
•Gross profit was $429 million, up 8% year-over-year, with a corresponding margin of 35.3%.
•Net income was $131 million, up 12% year-over-year, with a corresponding margin of 10.8%.
•Income from operations was $184 million, up 15% year-over-year, with a corresponding margin of 15.1%.
•Adjusted income from operations was $210 million, up 15% year-over-year, with a corresponding margin of 17.3%.3
•Diluted earnings per share was $0.73, up 14% year-over-year.
•Adjusted diluted earnings per share2 was $0.84, up 16% year-over-year.
•Cash generated from operations was $40 million, up from $26 million utilized in operations in the first quarter of 2024.
•Genpact repurchased approximately 1.2 million common shares during the quarter for total consideration of approximately $63 million at an average price per share of $52.17.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
3 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

Outlook

Genpact's outlook for the second quarter of 2025 is as follows:
•Net revenues in the range of $1.210 billion to $1.233 billion, representing year-over-year growth of approximately 2.8% to 4.8% as reported, or 2.5% to 4.5% on a constant currency basis.1
◦Data-Tech-AI net revenues growth of approximately 7.6% year-over-year and Digital Operations net revenues growth of approximately 0.6% year-over-year at the midpoint of the range, as reported.
◦Data-Tech-AI net revenues growth of approximately 7.4% year-over-year and Digital Operations net revenues growth of approximately 0.1% year-over-year at the midpoint of the range, on a constant currency basis.1
•Gross margin of approximately 35.5%.
•Adjusted income from operations margin4 of approximately 17.3%.
•Adjusted diluted EPS5 in the range of $0.84 to $0.86.

Genpact's updated outlook for the full year 2025 is as follows:
•Net revenues in the range of $4.862 billion to $5.005 billion, representing year-over-year growth of approximately 2.0% to 5.0% as reported, or 1.9% to 4.9% on a constant currency basis,1 down from the prior guidance of approximately 5.5% to 7.5%, as reported.
◦Data-Tech-AI net revenues growth of approximately 5.1% year-over-year and Digital Operations net revenues growth of approximately 2.0% year-over-year at the midpoint of the range, as reported, down from the previous midpoints of 6.2% and 6.8%, respectively.
◦Data-Tech-AI net revenues growth of approximately 5.1% year-over-year and Digital Operations net revenues growth of approximately 1.9% year-over-year at the midpoint of the range, on a constant currency basis,1 down from the previous midpoints of 6.4% and 7.9%, respectively.
•Gross margin of approximately 36.0%, no change from the prior guidance.
•Adjusted income from operations margin4 of approximately 17.3%, no change from the prior guidance.
•Adjusted diluted EPS5 in the range of $3.41 to $3.52, down from the prior range of $3.52 to $3.59.

First Quarter 2025 Earnings Call

Genpact's management will host a conference call on May 7, 2025, at 5:00PM ET to discuss the company's performance for the first quarter ended March 31, 2025. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast will be available on the Genpact Investor Relations website. For those unable to attend the live call, an archived replay and transcript will be available on the website shortly after the call.

4 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
5Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is an advanced technology services and solutions company that delivers lasting value for leading enterprises globally. Through our deep business knowledge, operational excellence, and cutting-edge solutions – we help companies across industries get ahead and stay ahead. Powered by curiosity, courage, and innovation, our teams implement data, technology, and AI to create tomorrow, today.

Safe Harbor

This press release contains certain statements concerning our future growth prospects, including our outlook for 2025, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty, U.S. and global trade and tariff policies and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, technological innovation, including AI technology and future uses of agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the sectors in which we operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, our ability to effectively execute our tax planning strategies, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Tyra Whelton
+1 (908) 418-2995
tyra.whelton@genpact.com

Media	Alexia Taxiarchos
+1 (617) 259-8172
alexia.taxiarchos@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2024	As of March 31, 2025
Assets
Current assets
Cash and cash equivalents	$648,246	$561,615
Short-term investments	23,359	—
Accounts receivable, net of allowance for credit losses of $12,094 and $19,747 as of December 31, 2024 and March 31, 2025, respectively	1,198,606	1,192,094
Prepaid expenses and other current assets	209,893	189,079
Total current assets	$2,080,104	$1,942,788

Property, plant and equipment, net	207,943	210,717
Operating lease right-of-use assets	182,190	184,734
Deferred tax assets	269,476	258,036
Intangible assets, net	26,950	22,618
Goodwill	1,669,769	1,673,077
Contract cost assets	200,900	200,429
Other assets, net of allowance for credit losses of $7,320 and $5,872 as of December 31, 2024 and March 31, 2025, respectively	349,821	402,559
Total assets	$4,987,153	$4,894,958

Liabilities and equity
Current liabilities
Current portion of long-term debt	26,173	26,178
Accounts payable	36,469	37,281
Income taxes payable	35,431	40,217
Accrued expenses and other current liabilities	812,994	635,766
Operating leases liability	52,672	52,297
Total current liabilities	$963,739	$791,739

Long-term debt, less current portion	1,195,267	1,189,084
Operating leases liability	153,587	154,919
Deferred tax liabilities	15,908	16,048
Other liabilities	269,041	290,107
Total liabilities	$2,597,542	$2,441,897

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 174,661,943 and 174,870,928 issued and outstanding as of December 31, 2024 and March 31, 2025, respectively	1,740	1,742
Additional paid-in capital	1,945,261	1,941,478
Retained earnings	1,236,696	1,274,790
Accumulated other comprehensive income (loss)	(794,086)	(764,949)
Total equity	$2,389,611	$2,453,061

Total liabilities and equity	$4,987,153	$4,894,958

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended March 31,
	2024	2025
Net revenues	$1,131,237	$1,214,926
Cost of revenue	734,759	785,932
Gross profit	$396,478	$428,994
Operating expenses:
Selling, general and administrative expenses	235,031	241,084
Amortization of acquired intangible assets	6,927	4,320
Other operating (income) expense, net	(5,466)	(112)
Income from operations	$159,986	$183,702
Foreign exchange gains, net	837	1,289
Interest income (expense), net	(10,242)	(11,446)
Other income (expense), net	5,787	1,678
Income before income tax expense	$156,368	$175,223
Income tax expense	39,421	44,370
Net income	$116,947	$130,853
Earnings per common share
Basic	$0.65	$0.75
Diluted	$0.64	$0.73
Weighted average number of common shares used in computing earnings per common share
Basic	180,416,537	175,528,308
Diluted	181,937,555	178,435,142

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended March 31,
	2024	2025
Operating activities
Net income	$116,947	$130,853
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	17,280	16,892
Amortization of debt issuance costs	488	550
Amortization of acquired intangible assets	6,927	4,320
Allowance for credit losses	10,897	7,294
Unrealized (gain)/loss on revaluation of foreign currency assets/liabilities	(6,700)	3,207
Stock-based compensation expense	9,181	20,036
Deferred tax expense	11,510	8,063
Others, net	167	(66)
Change in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(40,148)	6,972
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(22,495)	(23,915)
Increase in accounts payable	285	1,835
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(131,129)	(140,240)
Increase in income taxes payable	1,229	4,635
Net cash (used for) provided by operating activities	$(25,561)	$40,436
Investing activities
Purchase of property, plant and equipment	(24,005)	(21,979)
Payment for internally generated intangible assets (including intangibles under development)	(667)	(601)
Proceeds from maturity of short term investments	—	23,359
Net cash (used for) provided by investing activities	$(24,672)	$779
Financing activities
Repayment of finance lease obligations	(3,433)	(2,349)
Repayment of long-term debt	(13,250)	(6,625)
Proceeds from short-term borrowings	50,000	—
Repayment of short-term borrowings	(10,000)	—
Proceeds from issuance of common shares under stock-based compensation plans	6,797	6,943
Payment for net settlement of stock-based awards	(20,820)	(30,742)
Dividend paid	(27,492)	(29,784)
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(30,002)	(62,987)
Net cash used for financing activities	$(48,200)	$(125,544)
Net decrease in cash and cash equivalents	(98,433)	(84,329)
Effect of exchange rate changes	(6,839)	(2,302)
Cash and cash equivalents at the beginning of the period	583,670	648,246
Cash and cash equivalents at the end of the period	$478,398	$561,615
Supplementary information
Cash paid during the period for interest	$11,393	$7,145
Cash paid during the period for income taxes, net of refund	$20,108	$21,402

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact's management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2024 and 2025:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2024	2025
Net income	$116,947	$130,853
Foreign exchange (gains), net	(837)	(1,289)
Interest (income) expense, net	10,242	11,446
Income tax expense	39,421	44,370
Stock-based compensation expense	9,181	20,036
Amortization and impairment of acquired intangible assets	6,925	4,318
Adjusted income from operations	$181,879	$209,734
Net income margin	10.3%	10.8%
Adjusted income from operations margin	16.1%	17.3%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2024	2025
Income from operations	$159,986	$183,702
Stock-based compensation expense	9,181	20,036
Amortization and impairment of acquired intangible assets	6,925	4,318
Other income (expense), net	5,787	1,678
Adjusted income from operations	$181,879	$209,734
Income from operations margin	14.1%	15.1%
Adjusted income from operations margin	16.1%	17.3%

Reconciliation of Diluted EPS to Adjusted Diluted EPS6
(Per share data)

	Three months ended March 31,
	2024	2025
Diluted EPS	$0.64	$0.73
Stock-based compensation expense	0.05	0.11
Amortization and impairment of acquired intangible assets	0.04	0.02
Tax impact on stock-based compensation expense	0.01	(0.02)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)
Adjusted diluted EPS	$0.73	$0.84

6 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2025:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin7

Year ending December 31, 2025
Net income margin	10.6%
Estimated interest (income) expense, net	1.0%
Estimated income tax expense	3.4%
Foreign exchange (gains), net	—%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.3%
Adjusted income from operations margin	17.3%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin7

Year ending December 31, 2025
Income from operations margin	14.9%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.3%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	17.3%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7
(Per share data)

	Year ending December 31, 2025
	Lower	Upper
Diluted EPS	$2.90	$3.01
Estimated stock-based compensation expense	0.54	0.54
Estimated amortization and impairment of acquired intangible assets	0.09	0.09
Estimated tax impact on stock-based compensation expense	(0.10)	(0.10)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.02)	(0.02)
Adjusted diluted EPS	$3.41	$3.52

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending June 30, 2025:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin8

Quarter ending June 30, 2025
Net income margin	10.5%
Estimated interest (income) expense, net	1.2%
Estimated income tax expense	3.4%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.4%
Adjusted income from operations margin	17.3%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin8

Quarter ending June 30, 2025
Income from operations margin	14.9%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.4%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	17.3%
Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Quarter ending June 30, 2025
	Lower	Upper
Diluted EPS	$0.72	$0.73
Estimated stock-based compensation expense	0.13	0.13
Estimated amortization and impairment of acquired intangible assets	0.02	0.02
Estimated tax impact on stock-based compensation expense	(0.02)	(0.02)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)
Adjusted diluted EPS	$0.84	$0.86

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.